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                                                                    Exhibit 99.1

                                  OrCAD, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder of OrCAD, Inc., a Delaware corporation (the "Company"), hereby appoints Michael F. Bosworth and P. David Bundy, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Special Meeting of Stockholders (the "Special Meeting") to be held at 10:00 a.m. local time, on Tuesday, December 30, 1997 at the Crowne Plaza, 4811 Kruse Oaks Blvd., Lake Oswego, Oregon 97035, and any adjournments or postponements thereof upon the matters listed herein.

         1. Approval of the issuance of shares of common stock of the Company to the shareholders of MicroSim Corporation ("MicroSim") in connection with an Agreement and Plan of Merger, dated as of October 13, 1997, by and among the Company, OCA Merger Corporation, an Oregon corporation and a wholly owned subsidiary of the Company ("Merger Sub") and MicroSim, which provides for the merger of Merger Sub into MicroSim.

                   FOR            AGAINST            ABSTAIN
                   ---            -------            -------

                   [_]              [_]                [_]



         2. In their discretion,the proxies are authorized to vote upon such matters as may properly come before the meeting or any adjournments or postponements thereof.

          (Continued, and to be signed and dated on the reverse side)


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                          (Continued from reverse side)

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.



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                                Typed or Printed Name(s)


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                                Authorized Signature


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                                Title or Authority, if Applicable


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                                Date